      As filed with the Securities and Exchange Commission on July 5, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               Cell Genesys, Inc.
           -----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                               94-3061375
           --------                                               ----------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                322 Lakeside Drive, Foster City, California 94404
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                            1989 Incentive Stock Plan
                        1992 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full Title of the Plan)

                              Kathleen Sereda Glaub
                Senior Vice President and Chief Financial Officer
                               Cell Genesys, Inc.
                               322 Lakeside Drive
                          Foster City, California 94404
                     (Name and Address of Agent For Service)

                                 (415) 358-9600
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         Copy to: Richard A. Peers, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                    Proposed Maximum     Proposed Maximum       Amount of
  Title of Securities              Amount to be      Offering Price     Aggregate Offering    Registration
   to be Registered                 Registered        per Share (1)            Price               Fee
- ----------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001        750,000        $8.50              $6,375,000         $2,296.00
==========================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 3, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

            (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

            (b) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

            (c) The description of the Common Stock of the registrant contained in the registrant's registration statement on Form 8-A dated March 23, 1992 filed with the Commission pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), as amended by Form 8 dated January 15, 1993; and

            (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act").

            Pursuant to the Delaware General Corporation Law ("Delaware Law"), the Company has adopted provisions in its Restated Certificate of Incorporation which eliminate the personal liability of its directors and officers of the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

            The Company has entered into indemnification agreements with each of its current directors and executive officers which provide for indemnification to the fullest extent permitted by Delaware Law, including circumstances in which indemnification and the advancement of expenses are discretionary under Delaware Law.

ITEM 8.          EXHIBITS

  5         Opinion of Heller Ehrman White & McAuliffe

 23.1       Consent of Ernst & Young LLP

 23.3       Consent of Heller Ehrman White & McAuliffe
             (filed as part of Exhibit 5)

 24.1       Power of Attorney (see page II-3)

 99.1       1989 Incentive Stock Plan, as amended

 99.2       1992 Employee Stock Purchase Plan, as amended


ITEM 9.     UNDERTAKINGS

        A.       The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 5th day of July, 1996.


                                 CELL GENESYS, INC.



                                 By:/s/ Kathleen Sereda Glaub
                                    -----------------------------
                                    Kathleen Sereda Glaub
                                    Senior Vice President and Chief Financial
                                    Officer (Principal Financial
                                    and Accounting Officer)


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen A. Sherwin, M.D. and Kathleen Sereda Glaub, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


/s/ Stephen A. Sherwin            Chairman of the Board,         July 5, 1996
- -----------------------------     Executive Officer and
Stephen A. Sherwin, M.D.          Director (Principal
                                  Executive Officer)

/s/ Kathleen Sereda Glaub         Senior Vice President and      July 5, 1996
- -----------------------------     Chief Financial Officer
Kathleen Sereda Glaub             (Principal Financial and
                                  Accounting Officer)

/s/ M. Kathleen Behrens           Director                       July 5, 1996
- -----------------------------
M. Kathleen Behrens, Ph.D.

/s/ Joseph E. Maroun              Director                       July 5, 1996
- -----------------------------
Joseph E. Maroun

/s/ Peter Barton Hutt             Director                       July 5, 1996
- -----------------------------
Peter Barton Hutt

/s/ Raju Kucherlapati             Director                       July 5, 1996
- -----------------------------
Raju Kucherlapati

/s/ Yasushi Shingai               Director                       July 5, 1996
- -----------------------------
Yasushi Shingai

/s/ Eugene L. Step                Director                       July 5, 1996
- -----------------------------
Eugene L. Step

                                INDEX TO EXHIBITS


                                                                              Sequentially
Item No.                              Description of Item                    Numbered Page
- --------                              -------------------                    -------------
  5       Opinion of Heller Ehrman White & McAuliffe.................

 23.1     Consent of Ernst & Young LLP...............................

 23.3     Consent of Heller Ehrman White & McAuliffe
           (filed as part of Exhibit 5) .............................

 24.1     Power of Attorney (see page II-3) .........................

 99.1     1989 Incentive Stock Plan, as amended......................

 99.2     1992 Employee Stock Purchase Plan, as amended..............